SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 March 24, 2005

                                 BIOCORAL, INC.
             (Exact name of Registrant as Specified in its Charter)

           Delaware                                              33-0601504
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

38 rue Anatole France, 92594         011-3314-757-9843                N/A
Levallois Perret Cedex France
(Address of Issuer's principal   (Issuer's telephone number,       (Zip Code)
      executive offices)            including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 4.01 Changes in Registrant's Certifying Accountant.

By letter dated March 24, 2005, Most & Company, LLP ("Most") has advised the Board of Directors of Biocoral, Inc. and its subsidiaries (collectively, the "Company") that they have resigned as the Company's independent auditors. The Company engaged Most on July 27, 2004.

Most never issued an audit report on the consolidated financial statements of the Company nor did it perform any auditing services for the Company, but Most did review the financial statements of the Company included in the Company's Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 2004 and September 30, 2004. There was no disagreement with Most on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Most, would have caused Most to make reference to the subject of that disagreement in any reports on the Company's financial statements had it issued such reports, and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred during such period with respect to the Company and Most.

The Company requested that Most furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01.A copy of the response received by the Company to that request is filed as an exhibit to this Form 8-K.

The resignation of Most was accepted and approved by the Company's Board of Directors by unanimous written consent dated as of March 29, 2005 pursuant to
Item 304(a)(1)(iii) of Regulation S-B.

Item 9.01 Exhibits.

16.1  Letter  from  Most  &  Company,   LLP  regarding  change  in  registrant's
      certifying accountant.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005

                                        BIOCORAL, INC.


                                        By: /s/ Nasser Nassiri
                                            ------------------
                                            Nasser Nassiri
                                            Chief Executive Officer and Chairman